EXHIBIT 32

CERTIFICATIONS

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Logility, Inc., that, to his knowledge, the Quarterly Report of Logility, Inc. on Form 10-Q for the period ended July 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Logility, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Logility and will be retained by Logility and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 12, 2003	By:	/s/ J. Michael Edenfield
J. Michael Edenfield
Chief Executive Officer

Date: September 12, 2003	By:	/s/ Vincent C. Klinges
Vincent C. Klinges
Chief Financial Officer